UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 13, 2018

BJ’s Wholesale Club Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-38559	45-2936287
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

25 Research Drive Westborough, MA 01581		01581
(Address of principal executive offices)		(Zip Code)

(774) 512-7400

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

On August 13, 2018, BJ’s Wholesale Club Holdings, Inc. (the “Company”) and BJ’s Wholesale Club, Inc. entered into a refinancing amendment (the “First Lien Amendment”), which amends the First Lien Term Loan Credit Agreement, dated as of February 3, 2017, among the Company, BJ’s Wholesale Club, Inc., the lenders party thereto from time to time and Nomura Corporate Funding Americas, LLC, as administrative agent and as collateral agent (the “First Lien Facility”).

The First Lien Amendment reduces the applicable rate for the First Lien Facility from 3.75% for LIBOR loans and 2.75% for base rate loans (in each case, with a 0.25% stepdown at first lien net leverage of 4.25 to 1.00) to 3.00% for LIBOR loans and 2.00% for base rate loans (in each case, with a 0.25% stepdown at first lien net leverage of 3.00 to 1.00), provided that until delivery of financial statements for the first full fiscal quarter ending after August 13, 2018, the applicable rate is 3.00% for LIBOR loans and 2.00% for base rate loans.

On August 17, 2018, the Company and BJ’s Wholesale Club, Inc. entered into the first amendment (the “ABL Amendment”) to the Amended and Restated Credit Agreement, dated as of February 3, 2017, among the Company, BJ’s Wholesale Club, Inc., Wells Fargo Bank, National Association, as administrative agent, and the other lenders and issuers party thereto (the “ABL Facility”).

The ABL Amendment (a) extends the scheduled maturity date of the ABL Facility from February 3, 2022 to August 17, 2023 and (b) amends the pricing grid to provide as set forth below and reduces the applicable margin for all classes of loans and fees paid in connection with letters of credit at all levels of average daily availability (in each case, with stepdowns at total net leverage of 3.00 to 1.00 of (i) in the case of LIBOR and base rate loans and standby letters of credit fees, 0.125% and (ii) in the case of documentary letters of credit fees, 0.0625%), provided that, until February 1, 2019, the applicable margins set forth below for Pricing Level I shall apply (including, if applicable, any stepdowns based on achieving total net leverage of 3.00 to 1.00).

Pricing Level	Average Daily Availability	Eurodollar Rate Revolving Loans and Standby Letters of Credit	Base Rate Revolving Loans	Eurocurrency Rate Term Loans	Base Rate Term Loans	Documentary Letters of Credit
I	Greater than $500.0 million	1.25%	0.25%	2.00%	1.00%	0.625%
II	Less than or equal to $500.0 million but greater than $350.0 million	1.50%	0.50%	2.25%	2.25%	0.750%
III	Less than or equal to $350.0 million	1.75%	0.75%	2.50%	1.50%	0.875%

Certain of the participants in the First Lien Amendment and the ABL Amendment and/or their respective affiliates, have provided, and may in the future from time to time provide, certain commercial and investment banking, financial advisory and/or other services in the ordinary course of business for the Company and/or its subsidiaries, for which they have in the past, and may in the future receive, customary fees and commissions

The foregoing summaries of the First Lien Amendment and the ABL Amendment do not purport to be complete and are qualified in their entirety by reference to the full text of such documents, which are filed as Exhibit 10.1 and Exhibit 10.2, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Refinancing Amendment, dated August 13, 2018, to the First Lien Term Loan Credit Agreement, dated as of February 3, 2017, among BJ’s Wholesale Club, Inc., the Company, the Lenders party thereto from time to time and Nomura Corporate Funding Americas, LLC, as administrative agent and as collateral agent.

10.2	First Amendment, dated August 17, 2018, to the Amended and Restated Credit Agreement, dated as of February 3, 2017, among the Company, BJ’s Wholesale Club, Inc., Wells Fargo Bank, National Association, as administrative agent and the other lenders and issuers party thereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BJ’S WHOLESALE CLUB HOLDINGS, INC.

Date: August 17, 2018	By:	/s/ Laura L. Felice
	Name:	Laura L. Felice
	Title:	Senior Vice President, Controller